UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 9, 2015

WRIGHT MEDICAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35823	13-4088127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1023 Cherry Road Memphis, TN	38117
(Address of principal executive offices)	(Zip code)

(901) 867-9971
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Indenture and the Notes

On February 13, 2015, Wright Medical Group, Inc. (the “Company”) issued $632.5 million aggregate principal amount of 2.00% Cash Convertible Senior Notes due 2020 (the “Notes”) pursuant to an indenture, dated as of February 13, 2015 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. The Notes will pay interest semi-annually on each February 15 and August 15 at an annual rate of 2.00%, and will mature on February 15, 2020 unless earlier converted or repurchased. The Notes will be convertible, subject to certain conditions, solely into cash. The initial conversion rate for the Notes will be 32.3939 shares of common stock (subject to adjustment as provided in the Indenture) per $1,000 principal amount of the Notes (subject to, and in accordance with, the settlement provisions of the Indenture), which is equal to an initial conversion price of approximately $30.87 per share of common stock.

The notes would be subject to modifications if the Company’s pending merger with Tornier N.V. (“Tornier,” which would be known as Wright Medical Group N.V. (“Wright N.V.”) at and after the effective time of the Tornier merger) is consummated, including that upon consummation of the merger, Wright N.V. would fully and unconditionally guarantee the Company’s obligations under the indenture and the notes on a senior unsecured basis, and calculations and other determinations with respect to the notes relating to the Company’s common stock would instead be calculated or determined by reference to Wright N.V.’s ordinary shares.

Prior to the close of business on the business day immediately preceding August 15, 2019, holders may surrender their Notes for conversion solely into cash, in multiples of $1,000 principal amount, upon satisfaction of one or more of the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on March 31, 2015 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•	during the five business day period after any five consecutive trading day period in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or

•	upon the occurrence of specified corporate events.

On or after August 15, 2019 until the close of business on the second scheduled trading day immediately preceding the maturity date holders may convert their Notes, in multiples of $1,000 principal amount, solely into cash at the option of the holder regardless of the foregoing circumstances.

If the Company undergoes a fundamental change (as defined in the Indenture), subject to certain conditions, holders of the Notes would have the option to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following certain corporate transactions, the Company, under certain circumstances, would increase the applicable conversion rate for a holder that elects to convert its Notes in connection with such corporate transaction.

The Indenture provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes would become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately. In certain circumstances if the Company fails to timely file certain documents or reports required under the Securities Exchange Act of 1934, as amended, additional interest would accrue on the Notes during the period in which its failure to file has occurred and is continuing. In addition, if, and for so long as, the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable by holders of the Notes (other than the Company’s affiliates) as of the 365th day after the last date of original issuance of the Notes, the Company would pay additional interest on the Notes until such restrictive legend is removed, the Notes have been assigned an unrestricted CUSIP and the Notes are freely tradable.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the form of the Notes, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

On February 9, 2015 and February 10, 2015, the Company entered into cash-settled convertible note hedging transactions with the three counterparties, Deutsche Bank AG, London Branch, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association (the “Option Counterparties”), which are expected generally to reduce the net cash payments we may be required to make upon conversion of the notes to the extent that the cash payments exceed the principal amount of converted notes if the Company’s stock price exceeds the strike price of the convertible note hedging transactions, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. The Company also entered into warrant transactions in which it sold warrants that are initially exercisable into 20,489,142 shares of its common stock and subject to adjustment upon the occurrence of certain events to the Option Counterparties. The strike price of the warrants will initially be $40 per share, which is 59% above the last reported sale price of the Company’s common stock on February 9, 2015. The warrants are exercisable over the 200 trading day period beginning on May 15, 2020. The warrant transactions will have a dilutive effect to the extent that the market value per share of the Company’s common stock during such period exceeds the applicable strike price of the warrants. The Company paid approximately $144.8 million to the Option Counterparties for the note hedging transactions, and received approximately $86.4 million from the Option Counterparties for the warrants, resulting in a net cost to the Company of $58.4 million.

Aside from the initial payment of a premium to the Option Counterparties of approximately $144.8 million and subject to the right of the Option Counterparties to terminate the convertible note hedging transactions in certain circumstances, the Company will not be required to make any cash payments to the Option Counterparties under the convertible note hedging transactions and will be entitled to receive from the Option Counterparties an amount of cash, generally equal to the amount by which the market price per share of common stock exceeds the then-effective conversion price of the Notes during the relevant valuation period. The Company will not receive any additional proceeds if warrants are exercised.

The foregoing description of the convertible note hedge transactions and warrant transactions is qualified in its entirety by reference to call option transaction confirmations relating to the convertible note hedge transactions and the warrant confirmations relating to the warrant transactions with each of the three Option Counterparties, which are filed as Exhibits 10.1 through 10.12 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Notes is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, on February 9, 2015 and February 10, 2015, the Company entered into warrant transactions with each of the Option Counterparties. Pursuant to the warrant transactions, the Company issued warrants to purchase an aggregate maximum of 20,489,142 shares with a strike price of $40 per share. The number of shares issuable upon exercise of the warrants and the strike price are subject to adjustment under certain circumstances described in the warrants confirmations. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the warrants nor the underlying shares of common stock (issuable in the event the market price per share of the common stock exceeds the strike price of the warrants on the date the warrants are exercised) have been registered under the Securities Act. Neither the warrants nor such underlying shares of common stock may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01 Other Events.

On February 10, 2015, the Company issued a press release announcing the pricing of the Notes offering, and on February 13, 2015, issued a press release announcing the closing of the Notes offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of February 13, 2015, between Wright Medical Group, Inc. and Bank of New York Mellon Trust Company, N.A. (including the form of the 2.00% Cash Convertible Senior Note due 2020).

10.1	Base Call Option Transaction Confirmation, dated as of February 9, 2015, between Wright Medical Group, Inc. and Deutsche Bank AG, London Branch.

10.2	Additional Call Option Transaction Confirmation, dated as of February 10, 2015, between Wright Medical Group, Inc. and Deutsche Bank AG, London Branch.

10.3	Base Call Option Transaction Confirmation, dated as of February 9, 2015, between Wright Medical Group, Inc. and JPMorgan Chase Bank, National Association.

10.4	Additional Call Option Transaction Confirmation, dated as of February 10, 2015, between Wright Medical Group, Inc. and JPMorgan Chase Bank, National Association.

10.5	Base Call Option Transaction Confirmation, dated as of February 9, 2015, between Wright Medical Group, Inc. and Wells Fargo Bank, National Association.

10.6	Additional Call Option Transaction Confirmation, dated as of February 10, 2015, between Wright Medical Group, Inc. and Wells Fargo Bank, National Association.

10.7	Base Warrants Confirmation, dated as of February 9, 2015, between Wright Medical Group, Inc. and Deutsche Bank AG, London Branch.

10.8	Additional Warrants Confirmation, dated as of February 10, 2015, between Wright Medical Group, Inc. and Deutsche Bank AG, London Branch.

10.9	Base Warrants Confirmation, dated as of February 9, 2015, between Wright Medical Group, Inc. and JPMorgan Chase Bank, National Association.

10.10	Additional Warrants Confirmation, dated as of February 10, 2015, between Wright Medical Group, Inc. and JPMorgan Chase Bank, National Association.

10.11	Base Warrants Confirmation, dated as of February 9, 2015, between Wright Medical Group, Inc. and Wells Fargo Bank, National Association.

10.12	Additional Warrants Confirmation, dated as of February 10, 2015, between Wright Medical Group, Inc. and Wells Fargo Bank, National Association.

99.1	Press Release dated February 10, 2015.

99.2	Press Release dated February 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT MEDICAL GROUP, INC.

Dated: February 13, 2015	By:	/s/ Lance A. Berry
Lance A. Berry
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of February 13, 2015, between Wright Medical Group, Inc. and Bank of New York Mellon Trust Company, N.A. (including the form of the 2.00% Cash Convertible Senior Note due 2020).

10.1	Base Call Option Transaction Confirmation, dated as of February 9, 2015, between Wright Medical Group, Inc. and Deutsche Bank AG, London Branch.

10.2	Additional Call Option Transaction Confirmation, dated as of February 10, 2015, between Wright Medical Group, Inc. and Deutsche Bank AG, London Branch.

10.3	Base Call Option Transaction Confirmation, dated as of February 9, 2015, between Wright Medical Group, Inc. and JPMorgan Chase Bank, National Association.

10.4	Additional Call Option Transaction Confirmation, dated as of February 10, 2015, between Wright Medical Group, Inc. and JPMorgan Chase Bank, National Association.

10.5	Base Call Option Transaction Confirmation, dated as of February 9, 2015, between Wright Medical Group, Inc. and Wells Fargo Bank, National Association.

10.6	Additional Call Option Transaction Confirmation, dated as of February 10, 2015, between Wright Medical Group, Inc. and Wells Fargo Bank, National Association.

10.7	Base Warrants Confirmation, dated as of February 9, 2015, between Wright Medical Group, Inc. and Deutsche Bank AG, London Branch.

10.8	Additional Warrants Confirmation, dated as of February 10, 2015, between Wright Medical Group, Inc. and Deutsche Bank AG, London Branch.

10.9	Base Warrants Confirmation, dated as of February 9, 2015, between Wright Medical Group, Inc. and JPMorgan Chase Bank, National Association.

10.10	Additional Warrants Confirmation, dated as of February 10, 2015, between Wright Medical Group, Inc. and JPMorgan Chase Bank, National Association.

10.11	Base Warrants Confirmation, dated as of February 9, 2015, between Wright Medical Group, Inc. and Wells Fargo Bank, National Association.

10.12	Additional Warrants Confirmation, dated as of February 10, 2015, between Wright Medical Group, Inc. and Wells Fargo Bank, National Association.

99.1	Press Release dated February 10, 2015.

99.2	Press Release dated February 13, 2015.